Exhibit 1.1

Jupai Holdings Limited

5,866,000 American Depositary Shares

Representing

35,196,000 Ordinary Shares

UNDERWRITING AGREEMENT

[•], 2015

CREDIT SUISSE SECURITIES (USA) LLC

Eleven Madison Avenue,

New York, N.Y. 10010-3629

U.S.A.

As the Representative of the Several Underwriters,

Dear Sirs:

1.        Introductory. Jupai Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), agrees with the several underwriters named in Schedule A-1 hereto (the “Underwriters”), for whom you are acting as the representative (the “Representative”), to issue and sell to the several Underwriters an aggregate of 4,400,000 American depositary shares (“ADSs”), each ADS representing six ordinary shares of the Company of par value $0.0005 per share (“Ordinary Shares”), and each person listed in Schedule A-2 annexed hereto other than the Company (each a “Selling Shareholder”, and collectively, the “Selling Shareholders”), severally and not jointly, agrees with the Underwriters to sell to the Underwriters that certain number of ADSs set forth opposite its name on Schedule A-2 (the aggregate of 1,466,000 ADSs to be issued and/or sold by the Company and the Selling Shareholders being hereinafter referred to as the “Firm Securities”). The Company also agrees to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 879,900 additional ADSs (the “Optional Securities”). Schedule A-2 attached hereto sets forth the number of Firm Securities and Optional Securities to be issued and/or sold by each of the Company and the Selling Shareholders. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

As part of the offering contemplated by this Agreement, Credit Suisse Securities (USA) LLC (the “Designated Underwriter”) has agreed to reserve out of the Firm Securities being purchased by the Underwriters under this Agreement up to 469,280 ADSs for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, the “Participants”), as set forth in the Final Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Final Prospectus.

The ADSs being purchased by the Underwriters will be issued pursuant to a deposit agreement dated as of [•], 2015 (the “Deposit Agreement”), entered into among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and all owners and beneficial owners from time to time of the ADSs.

2.        Representations and Warranties of the Company.  (a) The Company and each of Mr. Tianxiang

Hu and Mr. Weishi Yao (together with Mr. Tianxiang Hu, the “Founding Shareholders”), severally and jointly, represent and warrant to, and agree with, the Underwriters that:

(i)                              Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form F-1 (No. 333-204950) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses.  At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”.  The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities.  At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”. A registration statement on Form F-6 (No. 333-205526) relating to the ADSs has been filed with the Commission and has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement became effective, being hereinafter called the “ADS Registration Statement “). The Company has also filed, in accordance with Section 12 of the Exchange Act, a registration statement (such registration statement as amended through the time such registration statement becomes effective, being hereinafter called the “Exchange Act Registration Statement”), on Form 8-A (No. 001-37485) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs. For purposes of this Agreement, all references to the Initial Registration Statement, the Additional Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus, the Final Prospectus (as defined below), or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As of the time of execution and delivery of this Agreement, each of the Initial Registration Statement and the ADS Registration Statement has been declared effective under the Act and is not proposed to be amended, and the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended.  The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement, the ADS Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means          :00 [am/pm] (U.S. Eastern standard time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 4 (Purchase, Sale and Delivery of Offered Securities) hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement, the ADS Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(b). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)) as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). The Company has made available a “bona fide electronic road show”, as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement, the ADS Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”.  A “Registration Statement” with reference to a particular time means the Initial Registration Statement, the ADS Registration Statement and any Additional Registration Statement as of such time.  A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time.  For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Administrative Region, the Macau Special Administrative Region and the islands of Taiwan.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the United States Dodd-Frank Wall Street Reform and Consumer Protection Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act, and “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)                           Compliance with Securities Act Requirements.  (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the Additional Registration Statement (if any), the ADS Registration Statement and any amendments and supplement thereto conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 10(c) (Indemnification of the Company and Selling Shareholders) hereof.

(iii)                        Ineligible Issuer Status.  (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer”, as defined in Rule 405, including (A) the Company or any Group Entity (as defined below) in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (B) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv)                       Emerging Growth Company Status. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters

Communication) through the date hereof, the Company has been and is an “emerging growth company”, as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

(v)                          No Other Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or, if any, institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.

(vi)                       General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [•], 2015 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B hereto to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus nor (iii) any individual Written Testing-the-Waters Communications, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communications in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) (Indemnification of the Company and Selling Shareholders) hereof.

(vii)                    Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, General Disclosure Package or Final Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in any Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; and no order preventing or suspending the use of any Issuer Free Writing Prospectus has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission. The preceding two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) (Indemnification of the Company and Selling Shareholders) hereof. For purpose of this Agreement, it being understood that all references to “threaten” are limited to the case where the threat has been communicated to the person or persons threatened.

(viii)                 Registration Statement Exhibits. There are no contracts or other documents of a character required to be filed as exhibits to any Registration Statement other than those that have been filed therewith (those so filed, collectively, the “Filed Documents”). Neither the Company nor any of the Group Entities has knowledge that any other party to any Filed Document has any intention not to render full performance as contemplated by the terms thereof.

(ix)                       Good Standing of the Company.  The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Initial Registration Statement, General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Group Entities taken as a whole (“Material Adverse Effect”). The Third Amended and Restated Memorandum and Articles of Association of the Company (the “Memorandum and Articles of Association”) comply with the requirements of applicable Cayman Islands law and are in full force and effect. Complete and correct copies of the Memorandum and Articles of Association and all amendments thereto (if any) have been delivered to the Representative. Except as set forth in the exhibits to the Registration Statement, no change will be made to the Memorandum and Articles of Association on or after the date of this Agreement through and including each Closing Date.

(x)                          Group Entities.  Except as set forth on Appendix A-2, the Company does not own or control, directly or indirectly, any corporation, partnership, joint venture association or entity other than as set forth in the column under the heading “Group Entities” on Appendix A-1 (collectively, the “Group Entities”); each Group Entity has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each Group Entity is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding share capital and/or equity interests, as the case may be, of each Group Entity has been duly authorized and validly issued and is fully paid and nonassessable, and is legally owned by such Group Entity’s respective shareholder(s) as specified in Appendix A-1, and the capital shares and/or equity interests, as the case may be, of each Group Entity, are owned free from liens, encumbrances and defects, except for the equity pledge, call option and voting rights proxy arrangement provided in the VIE Agreements (as defined below).  The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of each of the Group Entities.

(xi)                       Other Entities.   The Company holds, directly or indirectly, equity interests in the corporations, partnerships, joint venture associations and entities as set forth in the column under the heading “Other Entities” on Appendix A-2 (collectively, the “Other Entities”) the operating results of which are not consolidated in the Company; to the knowledge of the Company after due inquiry, each Other Entity has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business; all of the issued and outstanding share capital and/or equity interests, as the case may be, of each Other Entity held by the Company, directly or indirectly, has been duly authorized and validly issued and is fully paid and nonassessable, and is legally owned by such Other Entity’s respective shareholder as specified in Appendix A-2; the capital shares and/or equity interests directly or indirectly held by the Company, as the case may be, of each Other Entity, are owned free from liens, encumbrances and defects; and no relationship, direct or indirect, exists between or among the Company or any Group Entity, on the one hand, and any Other Entity, on the other, that is required by the Act to be described in the General Disclosure Package and the Final Prospectus and that is not so described in such documents.

(xii)                    Transaction Agreements.  The description of each of the agreements listed in Schedule D hereto (the “Transaction Agreements”) in the Registration Statement, the General Disclosure Package and the Final Prospectus is true and correct in all material respects.  Each Transaction Agreement has been duly authorized, executed and delivered by the Company or a Group Entity, as the case may be, is in full force and effect, and constitutes a valid and binding obligation of the Company or such Group Entity, as the case may be, enforceable against the Company or such Group Entity, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. The execution, delivery and performance by the Company or any Group Entity of each of the Transaction Agreements to which it is a party (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Group Entity is bound or to which the Company or any Group Entity is subject, (ii) nor will such actions result in any violation of any applicable law or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Group Entity or any of their properties or assets; (iii) nor will such actions result in any violation of any provision of any constitutive documents of the Company or any Group Entity, except in the case of clauses (i) and (ii), such conflict, breach, or violation, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution and delivery by the Company or any Group Entity of, and compliance by the Company or any Group Entity with, the provisions of each of the Transaction Agreements, except such as shall have been obtained or waived.

(xiii)                 VIE Agreements.

a.              The description of each of the agreements described under the caption “Corporate History and Structure” (collectively, the “VIE Agreements”) in the Registration Statement, General Disclosure Package and the Final Prospectus relating to the Company’s corporate structure, is true and correct in all material respects, and all material agreements relating to the Company’s corporate structure have been so disclosed. Each party to the VIE Agreements (the “VIE Party”, or collectively, the “VIE Parties”) has the legal right, power and authority, (corporate and other, as the case may be) to enter into and perform its respective obligations under the VIE Agreements to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of, and have authorized, executed and delivered, each of the VIE Agreements to which it is a party; and each of the VIE Agreements in proper legal form under the laws of the PRC, constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms and does not violate any requirements of PRC laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability and except as disclosed in the General Disclosure Package and the Final Prospectus.

b.              The execution and delivery by each VIE Party of, and the performance by each VIE Party of their respective obligations under, each of the VIE Agreements to which it is a party and the consummation by each VIE Party of the transactions contemplated therein did not, does not and will not: (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the VIE Party, as the case may be, is a party or by which the VIE Party is bound or to which any of the properties or assets of the VIE Party is subject; (ii) result in any violation of the provisions of constitutive documents or business license of the Group Entities, as the case may be; or (iii) except as disclosed in the General Disclosure Package and the Final Prospectus, result in any violation of any PRC statute or any order, rule or regulation of any PRC governmental agency having jurisdiction over the VIE Party or any of their properties.

c.               To ensure the legality, validity, enforceability or admissibility in evidence of each of the VIE Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC, or that any stamp or similar tax be paid on or in respect of any of the VIE Agreements, except that (i) the exercise of the call options under the exclusive call option agreements is subject to the approval of and/or registration with the PRC governmental agencies for the resulting equity transfer and (ii) the equity pledge under the equity pledge agreements is subject to registration with relevant government authorities.

(xiv)                Offered Securities.  The Offered Securities, the Ordinary Shares and all other outstanding shares of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus; all outstanding shares of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; no security holder of the Company has any preemptive rights with respect to the Offered Securities, and none of the outstanding shares of the Company has been issued in violation of any preemptive or similar right of any security holder; the Offered Securities and the underlying Ordinary Shares to be issued and sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and will have been issued in compliance with all U.S. federal, state and Cayman Islands securities laws and will not have been issued in violation of any preemptive right, resale right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement on each Closing Date, the Depositary or its nominee, as the registered holder of the Ordinary Shares represented by the Offered Securities, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association ; except as disclosed in the General Disclosure Package and the Final Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Ordinary Shares represented by the Offered Securities or the Offered Securities under the laws of the Cayman Islands, the PRC or the United States, as the case may be; the Ordinary Shares represented by the Offered Securities may be freely deposited by the

Company with the Depositary or its nominee against issuance of the Offered Securities as contemplated by the Deposit Agreement.

(xv)  No Finder’s Fee.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering. To the best knowledge of the Company after due inquiry, there are no arrangements, agreements, understandings, payments or issuance with respect to the Company, the Group Entities, or any of their officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (“FINRA”).

(xvi)                Registration Rights; Lock-Up Agreements.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “Registration Rights”), and any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 6(l) (Restriction on Sale of Securities by Company) hereof. Each officer and director of the Company and each individual or entity that is a holder of or has a right to acquire Ordinary Shares of the Company set forth on Schedule C hereto has furnished to the Representative on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (collectively, the “Lock-Up Agreements”).

(xvii)             Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement in connection with the offering, issuance and sale of the Offered Securities and the deposit of the Ordinary Shares underlying the Offered Securities with the Depositary against the issuance of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Directed Shares under the laws and regulations of such jurisdiction except such as have been obtained or made.

(xviii)          Title to Property.  The Company and the Group Entities do not own any real properties. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and the Group Entities hold their leased property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xix)                Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xx)  Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depository, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. Upon due execution and delivery by the Depositary of the ADSs and the deposit of Ordinary Shares underlying the Offered Securities in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement, General Disclosure Package and Final Prospectus.

(xxi)                [Reserved.]

(xxii)               No Transfer Taxes.  No stamp or other issuance, transfer or withholding taxes, duties or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands or the PRC in connection with (i) the sale and delivery of the Ordinary Shares represented by the Offered Securities by the Company, the issuance of such Offered Securities by the Depositary, and the delivery of such Offered Securities to or for the account of the Underwriters, (ii) the purchase from the Company and the initial sale and delivery by the Underwriters of the Offered Securities to purchasers thereof or (iii) the deposit by the Company of the Ordinary Shares with the Depositary and the Depositary’s custodian and the issuance and delivery of the Offered Securities.

(xxiii)            Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Group Entities pursuant to, (i) the charter or by-laws of the Company or any of the Group Entities, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Group Entities or any of their properties, or (iii) any agreement or instrument to which the Company or any of the Group Entities is a party or by which the Company or any of the Group Entities is bound or to which any of the properties of the Company or any of the Group Entities is subject; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Group Entities.

(xxiv)           Absence of Existing Defaults and Conflicts.  Neither the Company nor any of the Group Entities is in violation of applicable laws, its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xxv)              Possession of Licenses and Permits.  Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and the Group Entities possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits, including without limitation, any business licenses (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of the Group Entities, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxvi)           Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of the Group Entities exists or, to the knowledge of the Company after due inquiry, is imminent that could reasonably be expected to have a Material Adverse Effect.

(xxvii)        Possession of Intellectual Property.  The Company and the Group Entities own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, domain names, licenses, approvals, trade secrets, technology, and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now operated by them, or presently employed by them, or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them. Except as disclosed in the General Disclosure Package and the Final Prospectus, (i) to the knowledge of the Company, there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Group Entities, (ii) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or the Group Entities of any of the Intellectual Property Rights of the Company or the Group Entities; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any Group Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any Group Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or the Group Entities in their businesses has been obtained or is being used by the Company or the Group Entities in violation of any contractual obligation binding on the Company or any Group Entity in violation of the rights of any persons, except in each case covered by clauses (i) — (vi) such as would not reasonably be expected, if determined adversely to the Company or any Group Entity, individually or in the aggregate, to have a Material Adverse Effect.

(xxviii)     Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary”, “Risk Factors”, “Use of Proceeds”, “Dividend Policy”, “Enforceability of Civil Liabilities”, “Corporate History and Structure”, “Our Relationship with E-House and the Acquisition of E-House Capital”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business”, “Regulation”, “Management”, “Related Party Transactions”, “Description of Share Capital”, “Description of American Depositary Shares”, “Shares Eligible for Future Sale”, “Taxation” and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown. The preceding sentence, insofar it relates to statements in the General Disclosure Package and the Final Prospectus under the heading “Underwriting”, does not apply to information furnished to the Company by any Underwriter through the Representative specially for use therein, it being understood and agreed that the only such information is that described as such in Section 10(c) (Indemnification of the Company and Selling Shareholders) hereof. All operating data of the Company, the Group Entities, Scepter and the E-House Capital Group Entities (as defined below) disclosed in the General Disclosure Package and Final Prospectus are true and accurate in all material respects.

(xxix)           Absence of Manipulation.  Neither the Company, any of the Group Entities nor any director, officer, agent, employee or affiliate of the Company or any Group Entity or person acting on its behalf has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxx)              Statistical and Market-Related Data.  Any third-party statistical and market-related data included in the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained the written consent for the use of such data from such sources to the extent required.

(xxxi)           Internal Controls and Compliance with Sarbanes-Oxley.  Except as set forth in the General Disclosure Package and the Final Prospectus, the Company, the Group Entities and the Company’s Board of Directors (the “Board”) are in compliance with the provisions of Sarbanes-Oxley and all Exchange Rules that are applicable to them.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles (“U.S. GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls will be, upon consummation of the offering of the Offered Securities, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the Company’s latest audited consolidated financial statements included in the General Disclosure Package, there has been no (i) material weakness in the Company’s internal control over financial reporting (whether or not remediated), (ii) significant deficiency in the Company’s internal control over financial reporting or (iii) change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (each, an “Internal Control Event”).

(xxxii)        Absence of Accounting Issues.  The Board is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(xxxiii)     Litigation.  There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Group Entities or any of their respective properties that, if determined adversely to the Company or any of the Group Entities, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the knowledge of the Company, threatened or contemplated.

(xxxiv)    Financial Statements. The consolidated financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus, together with their related notes and schedules, present fairly the financial position of the Company and its consolidated entities as of the dates indicated and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved; all pro forma consolidated financial statements of the Company and the Group Entities and the related notes thereto included in each Registration Statement, the General Disclosure Package or the Final Prospectus comply with or will comply with, as the case may be, the requirement of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements included in each Registration Statement and the General Disclosure Package are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; the other financial and statistical data contained in each Registration Statement, the General Disclosure Package and the Final Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in each Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required, except where a waiver has been properly obtained from the Commission and in form acceptable to the Representative.

(xxxv)       No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Initial Registration Statement (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Group Entities, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any of its share capital and (iii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Group Entities.

(xxxvi)    Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities, the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus and the acquisition of Scepter and the E-House Capital Group Entities (as defined below), will not be an “investment company” as defined in the Investment Company Act of 1940 as amended, and the rules and regulations of the Commission thereunder.

(xxxvii) Investment Adviser.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the acquisition Scepter and the E-House Capital Group Entities (as defined below), will not be required to be registered as an “investment adviser” under the Investment Advisers Act of 1940.

(xxxviii)                           Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(xxxix)    PFIC Status.  Subject to the qualifications, limitations, exceptions and assumptions set forth in the General Disclosure Package and the Final Prospectus, based on the Company’s current projected income, assets and activities and giving effect to the offering and the sales of the

Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, the Company does not presently expect to be classified as a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”) for the current taxable year or for the foreseeable future.

(xl)      Payments in Foreign Currency.  Except as disclosed in the General Disclosure Package and the Final Prospectus, under current laws and regulations of the Cayman Islands, Hong Kong, the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the Ordinary Shares underlying the Offered Securities may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands, Hong Kong, the PRC and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, Hong Kong, the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental consent, order, permit or other authorization in the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein.

(xli)                    Business Practices. None of the Company or the Group Entities or their affiliates, or the respective officers, directors, agents, or employees of the Company or the Group Entities while acting in the service of the Company or the Group Entities has violated, nor shall the Company’s participation in this offering violate, any of the following laws and regulations (collectively, the “Business Practice Regulations”): (i) applicable anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, or (ii) applicable anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, or (iii) applicable laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. The Company and the Group Entities have instituted and maintain policies and procedures designed to ensure continued compliance with the Business Practice Regulations.

(xlii)                 Absence of Unlawful Influence.  The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(xliii)              Action against the Company. Under the laws of the Cayman Islands, no holder of ADSs issued pursuant to the Deposit Agreement shall be entitled, except under the terms of the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADSs in a direct suit, action or proceeding against the Company.

(xliv)             Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC, subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the General Disclosure Package and Final Prospectus. The Company has the power to submit, and pursuant to Section 18 (Applicable Law) of this Agreement and Section [•] of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and authorize, and pursuant to Section 18 (Applicable Law) of this Agreement and Section [•] of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, an agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, any Registration Statement, the General Disclosure Package, the Final Prospectus, the Exchange Act Registration Statement or the offering of the Offered Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided herein or in the Deposit Agreement.

Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated therein (i) would be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is final, (D) is not in respect of taxes, a fine or a penalty, and (E) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (ii) may be recognized and enforced by the courts of the PRC subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the General Disclosure Package and Final Prospectus. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or the PRC.

(xlv)                Related Party Transactions. All the related party transactions required to be disclosed under the Securities Laws are disclosed in the General Disclosure Package and the Final Prospectus under the heading “Related Party Transactions”, and such disclosure is true and accurate in all material respects.

(xlvi)             No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of the Group Entities, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Group Entities, on the other, that is required by the Act to be described in the General Disclosure Package and the Final Prospectus and that is not so described in such documents.

(xlvii)          Compliance with PRC Regulations. Each of the Company and the Group Entities that were incorporated outside of the PRC has complied with, and has taken, or is in the process of taking reasonable steps to ensure compliance by each of its shareholders, option holders, and directors, officers and employees having direct or indirect ownership interest in the Company, that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such shareholder, option holder, director, officer, and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(xlviii)       PRC Mergers and Acquisitions Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisition Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006, as amended on June 22, 2009, including the relevant provisions thereof which purport to require offshore special purpose entities controlled directly or indirectly by PRC domestic companies or individuals and formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC domestic companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel and the Company understands such legal advice. The issuance and sale of the Offered Securities, the listing and trading of the Offered Securities on the New York Stock Exchange or the consummation of the transactions contemplated by this Agreement, the Deposit Agreement and the Transaction Agreements is not and will not be, as of the date hereof or at each Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules.

(xlix)             FINRA Affiliation.  There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or, to the knowledge of the Company after due inquiry, any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first submitted to the Commission.

(l)             Representation of Officers and/or Directors.  Any certificate signed by any officer or director of the Company and delivered to the Representative as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(li)          Taxes. The Company and each of the Group Entities have filed all tax returns, reports and filings that are required to be filed or have requested extensions thereof pursuant to applicable laws that it is subject to (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and all such returns, reports and filings were, at the time of filing, up to date, true, correct and prepared on a proper basis (except to the extent any such inaccuracy, individually or in aggregate, would not reasonably be expected to have a Material Adverse Effect), and are not the subject of any dispute with the relevant revenue or other appropriate authorities, in each case, except as would not reasonably be expected to have a Material Adverse Effect; the Company and each of the Group Entities have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes assessments, fines or penalties that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; there is no material tax deficiency, assessment, charge, levy, fine or penalty against the Company or the Group Entities as to which a reserve would be required to be established under U.S. GAAP which has not been so reserved or which is required to be disclosed in the Final Prospectus which has not been so disclosed and there are no facts or circumstances in existence which would be expected to give rise to any such deficiency, assessment, charge, levy, fine or penalty; none of the Company or any of the Group Entities has received notice of any tax deficiency with respect to the Company or any of the Group Entities except for such notices the effect of which would not reasonably be expected to result in a Material Adverse Effect; and none of the Company, the controlling person or the Group Entities, to the best knowledge of the Company and the controlling person, is aware of any tax deficiency or representation of the facts on any tax return made by the Company or any of the Group Entities individually or collectively that would be expected to be challenged or asserted against the Company or any of the Group Entities or any of their respective properties or assets, except, in each case, for any deficiencies that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All local, provincial and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local, provincial and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any Group Entity (including any predecessor) as described in the General Disclosure Package and the Final Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC in each case, except as would not reasonably be expected to have a Material Adverse Effect. The tax provisions included in the audited consolidated financial statements contained in the General Disclosure Package and the Final Prospectus include appropriate provisions required under the U.S. GAAP for all taxation in respect of accounting periods on or before the accounting reference date to which such audited consolidated financial statements relate, for which the Company was then or might reasonably be expected thereafter to become or have become liable.

(lii)       No Immunity. None of the Company, the Group Entities, and any of their properties, assets or revenues is entitled to any right of immunity, under the laws that it is subject to, on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment; and, to the extent that the Company, or any of the Group Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Group Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 of this Agreement and Section [•] of the Deposit Agreement.

(liii)    No Restrictions on Dividends from Subsidiary. Except as disclosed in the General Disclosure Package and the Final Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any applicable laws or regulations, any agreement or other instrument to which it is a party or is subject, from paying dividends to the Company, from making any other distribution on such subsidiaries’ capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(b)  Representations and Warranties Related to Scepter Pacific Limited (“Scepter”). The Company represents and warrants to, and agrees with the Underwriters that:

(i)                              E-House Capital Group Entities.  Scepter does not own or control, directly or indirectly, any corporation, partnership, joint venture association or entity other than as set forth in the column under the heading “E-House Capital Group Entities” on Appendix A-1 (collectively, the “E-House Capital Group Entities”); each E-House Capital Group Entity has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each E-House Capital Group Entity is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have an E-House Capital Material Adverse Effect (as defined below); all of the issued and outstanding share capital and/or equity interests, as the case may be, of each E-House Capital Group Entity has been duly authorized and validly issued and is fully paid and nonassessable, and is legally owned by such E-House Capital Group Entity’s respective shareholder(s) as specified in Appendix A-1, and the capital shares and/or equity interests, as the case may be, of each E-House Capital Group Entity, are owned free from liens, encumbrances and defects, except for the equity pledge, call option and voting rights proxy arrangement provided in the E-House Capital VIE Agreements (as defined below).  Scepter possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of each of the E-House Capital Group Entities.

(ii)                           Good Standing of Scepter.  Scepter has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Initial Registration Statement, General Disclosure Package and the Final Prospectus; and Scepter is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have an E-House Material Adverse Effect (as defined below).

(iii)                        Transaction Agreements.  Each Transaction Agreement has been duly authorized, executed and delivered by Scepter or an E-House Capital Group Entity, as the case may be, is in full force and effect, and constitutes a valid and binding obligation of Scepter or such E-House Capital Group Entity, as the case may be, enforceable against Scepter or such E-House Capital Group Entity, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. The execution, delivery and performance by Scepter or any E-House Capital Group Entity of each of the Transaction Agreements to which it is a party (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Scepter or any E-House Capital Group Entity is bound or to which Scepter or any E-House Capital Group Entity is subject, (ii) nor will such actions result in any violation of any applicable law or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Scepter or any E-House Capital Group Entity or any of their properties or assets; (iii) nor will such actions result in any violation of any provision of any constitutive documents of Scepter or any E-House Capital Group Entity, except in the case of clauses (i) and (ii), such conflict, breach, or violation, would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), earnings, business, properties, operations, assets, liabilities or prospects of Scepter and the E-House Capital Group Entities, taken as a whole (an “E-House

Capital Material Adverse Effect”); and no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution and delivery by Scepter or any E-House Capital Group Entity of, and compliance by Scepter or any E-House Capital Group Entity with, the provisions of each of the Transaction Agreements, except such as shall have been obtained or waived.

(iv)                       E-House Capital VIE Agreements.

a.                    The description of each of the agreements described under the caption “Corporate History and Structure—Our Relationship with E-House and the Acquisition of E-House Capital” (collectively, the “E-House Capital VIE Agreements”) in the Registration Statement, General Disclosure Package and the Final Prospectus relating to Scepter’s corporate structure, is true and correct in all material respects, and all material agreements relating to Scepter’s corporate structure have been so disclosed. Each party to the E-House Capital VIE Agreements (the “E-House Capital VIE Party”, or collectively, the “E-House Capital VIE Parties”) has the legal right, power and authority, (corporate and other, as the case may be) to enter into and perform its respective obligations under the E-House Capital VIE Agreements to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of, and have authorized, executed and delivered each of the E-House Capital VIE Agreements to which it is a party; and each of the E-House Capital VIE Agreements in proper legal form under the laws of the PRC, constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms and does not violate any requirements of PRC laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability and except as disclosed in the General Disclosure Package and the Final Prospectus.

b.                    The execution and delivery by each E-House Capital VIE Party of, and the performance by each E-House Capital VIE Party of their respective obligations under, each of the E-House Capital VIE Agreements to which it is a party and the consummation by each E-House Capital VIE Party of the transactions contemplated therein did not, does not and will not: (i) to the knowledge of the Company, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the E-House Capital VIE Party, as the case may be, is a party or by which the E-House Capital VIE Party is bound or to which any of the properties or assets of the E-House Capital VIE Party is subject; (ii) result in any violation of the provisions of constitutive documents or business license of the E-House Capital Group Entities, as the case may be; or (iii) except as disclosed in the General Disclosure Package and the Final Prospectus, result in any violation of any PRC statute or any order, rule or regulation of any PRC governmental agency having jurisdiction over the E-House Capital VIE Party or any of their properties.

c.                     To ensure the legality, validity, enforceability or admissibility in evidence of each of the E-House Capital VIE Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the E-House Capital VIE Agreements, except that (i) the exercise of the call options under the exclusive call option agreements is subject to the approval of and/or registration with the PRC governmental agencies for the resulting equity transfer and (ii) the equity pledge under the equity pledge agreements is subject to registration with relevant government authorities.

(v)         Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or an E-House Capital Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of Scepter or any of the E-House Capital Group Entities pursuant to, (i) the charter or by-laws of Scepter or any of the E-House Capital Group Entities, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Scepter or any of the E-House Capital Group Entities or any of their properties, or (iii) to the knowledge of the Company after due inquiry, any agreement or instrument to which Scepter or any of the E-House Capital Group Entities is a party or by which Scepter or any of the E-House Capital Group Entities is bound or to which any of the properties of Scepter or any of the E-House Capital Group Entities is subject; an “E-House Capital Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Scepter or any of the E-House Capital Group Entities.

(vi)      Absence of Existing Defaults and Conflicts.  Neither Scepter nor any of the E-House Capital Group Entities is in violation of applicable laws, its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not reasonably be expected, individually or in the aggregate, to result in an E-House Capital Material Adverse Effect.

(vii)   Possession of Licenses and Permits.  Except as disclosed in the General Disclosure Package and the Final Prospectus, Scepter and the E-House Capital Group Entities possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits, including without limitation, any business licenses (“E-House Capital Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any E-House Capital Licenses that, if determined adversely to Scepter or any of the E-House Capital Group Entities, would reasonably be expected, individually or in the aggregate, to have an E-House Capital Material Adverse Effect.

(viii)                   Absence of Labor Dispute.  To the knowledge of the Company, no labor dispute with the employees of Scepter or any of the E-House Capital Group Entities exists or, to the knowledge of the Company, Scepter or any E-House Capital Group Entity, is imminent that could reasonably be expected to have an E-House Capital Material Adverse Effect.

(ix)      Possession of Intellectual Property.  To the knowledge of the Company, Scepter and the E-House Capital Group Entities own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, domain names, licenses, approvals, trade secrets, technology, and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “E-House Capital Intellectual Property Rights”) necessary or material to the conduct of the business now operated by them, or presently employed by them, or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them. Except as disclosed in the General Disclosure Package and the Final Prospectus, (i) to the knowledge of the Company, there are no rights of third parties to any of the E-House Capital Intellectual Property Rights owned by Scepter or the E-House Capital Group Entities, (ii) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by Scepter or the E-House Capital Group Entities of any of the Intellectual Property Rights of Scepter or the E-House Capital Group Entities; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging Scepter’s or any E-House Capital Group Entity’s rights in or to, or the violation of any of the terms of, any of their E-House Capital Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such E-House Capital Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that Scepter or any E-House Capital Group Entity infringes, misappropriates or otherwise violates or conflicts with any E-House Capital Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the E-House Capital Intellectual Property Rights used by Scepter or the E-House Capital Group Entities in their businesses has been obtained or is being used by Scepter or the E-House Capital Group Entities in violation of any contractual obligation binding on Scepter or any E-House Capital Group Entity in violation of the rights of any persons, except in each case covered by clauses (i) — (vi) such as would not reasonably be expected, if determined adversely to Scepter or any E-House Capital Group Entity, individually or in the aggregate, to have an E-House Capital Material Adverse Effect.

(x)   Registration Statement Exhibits. There are no contracts or other documents relating to Scepter or any of the E-House Capital Group Entities of a character required to be filed as exhibits to any Registration Statement other than those that have been filed therewith (those so filed, collectively, the “E-House Capital Filed Documents”). Neither the Company, Scepter nor any of the E-House Capital Group Entities has knowledge that any other party to any E-House Capital Filed Document has any intention not to render full performance as contemplated by the terms thereof.

(xi)  Litigation.  To the knowledge of the Company, there are no pending or threatened actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting Scepter, any of the E-House Capital Group Entities or any of their respective properties that, if determined adversely to Scepter or any of the E-House Capital Group Entities, would reasonably be expected, individually or in the aggregate, to have an E-House Capital Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, or which are otherwise material in the context of the sale of the Offered Securities.

(xii) Financial Statements.  The consolidated financial statements of Scepter included in each Registration Statement, the General Disclosure Package and the Final Prospectus, together with their related notes and schedules, present fairly the financial position of Scepter and the E-House Capital Group Entities as of the dates indicated and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved; and the other financial and statistical data with respect to Scepter and the E-House Capital Entities contained in each Registration Statement, the General Disclosure Package and the Final Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of Scepter; there are no financial statements (historical or pro forma) that are required to be included in each Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required, except where a waiver has been properly obtained from the Commission and in form acceptable to the Representative.

(xiii)      No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Initial Registration Statement (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of Scepter and the E-House Capital Group Entities, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by Scepter on any of its share capital and (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of Scepter and the E-House Capital Group Entities.

(xiv)     Business Practices. To the knowledge of the Company, none of Scepter or the E-House Capital Group Entities or their affiliates, or the respective officers, directors, agents, or employees of Scepter or the E-House Capital Group Entities while acting in the service of Scepter or the E-House Capital Group Entities has violated any of the Business Practice Regulations.

(xv)      No Undisclosed Relationships. No relationship, direct or indirect, exists between or among Scepter or any of the E-House Capital Group Entities, on the one hand, and the directors, officers, shareholders, customers or suppliers of Scepter or any of the E-House Capital Group Entities, on the other, that is required by the Act to be described in the General Disclosure Package and the Final Prospectus and that is not so described in such documents.

(xvi)     Compliance with PRC Regulations. To the knowledge of the Company, each of Scepter and the E-House Capital Group Entities that were incorporated outside of the PRC has complied with, and has taken, or is in the process of taking reasonable steps to ensure compliance by each of its shareholders, option holders, and directors, officers and employees having direct or indirect ownership interest in Scepter, that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any PRC Overseas Investment and Listing Regulations.

(xvii)    Taxes. To the knowledge of the Company, Scepter and each of the E-House Capital Group Entities have filed all tax returns, reports and filings that are required to be filed or have requested extensions thereof pursuant to applicable laws that it is subject to (except in any case in which the failure to file would not reasonably be expected to have an E-House Capital Material Adverse Effect and Material Adverse Effect); Scepter and each of the E-House Capital Group Entities have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes assessments, fines or penalties that, individually or in the aggregate, would not reasonably be expected to have an E-House Capital Material Adverse Effect or a Material Adverse Effect; there is no material tax deficiency, assessment, charge, levy, fine or penalty against Scepter or the E-House Capital Group Entities as to which a reserve would be required to be established under U.S. GAAP which has not been so reserved or which is required to be disclosed in the Final Prospectus which has not been so disclosed and there are no facts or circumstances in existence which would be expected to give rise to any such deficiency, assessment, charge, levy, fine or penalty; none of Scepter or any of the E-House Capital Group Entities has received notice of any tax deficiency with respect to Scepter or any of the E-House Capital Group Entities except for such notices the effect of which would not reasonably be expected to result in an E-House Capital Material Adverse Effect or a Material Adverse Effect; and none of Scepter, the controlling person or the E-House Capital Group Entities, to the best knowledge of Scepter and the controlling person, is aware of any tax deficiency or representation of the facts on any tax return made by Scepter or any of the E-House Capital Group Entities individually or collectively that would be expected to be challenged or asserted against Scepter or any of the E-House Capital Group Entities or any of their respective properties or assets, except, in each case, for any deficiencies that, individually or in the aggregate, would not have an E-House Capital Material Adverse Effect. The tax provisions included in the audited consolidated financial statements contained in the General Disclosure Package and the Final Prospectus include appropriate provisions required under the U.S. GAAP for all taxation in respect of accounting periods on or before the accounting reference date to which such audited consolidated financial statements relate, for which Scepter was then or might reasonably be expected thereafter to become or have become liable.

(xviii)   No Restrictions on Dividends from Subsidiary. Except as disclosed in the General Disclosure Package and the Final Prospectus, at the completion of the offering contemplated by this Agreement, no subsidiary of Scepter will be prohibited, directly or indirectly, under any applicable laws or regulations, any agreement or other instrument to which it is a party or is subject, from paying dividends to Scepter, from making any other distribution on such subsidiaries’ capital stock, from repaying to Scepter any loans or advances to such subsidiary from Scepter or from transferring any of such subsidiary’s properties or assets to Scepter or any other subsidiary of Scepter.

3.   Representations and Warranties of the Selling Shareholders.  Each Selling Shareholder, severally and not jointly with the other Selling Shareholders, represents and warrants to, and agrees with, each of the Underwriters that:

(a)   Good Standing. Such Selling Shareholder, if an entity, has been duly organized and is validly existing as a company or a limited partnership, as the case may be, in good standing in its jurisdiction of formation;

(b)   Consents.      All consents, approvals, authorizations or orders of, or filings or registrations with, any court or governmental agency or body required for the sale and deposit of the Ordinary Shares being sold and deposited by such Selling Shareholder with the Depositary against issuance of the ADSs to be delivered at each Closing Date, for the sale and delivery of the Offered Securities to be sold by such Selling Shareholder hereunder and for the execution and delivery by such Selling Shareholder of this Agreement and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Offered Securities to be sold by such Selling Shareholder hereunder, have been obtained (except for such which, if not obtained would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Shareholder to perform its obligations under this Agreement, the Deposit Agreement and the Custody Agreement); and such Selling Shareholder has full right, power and authority to enter into this Agreement and the Custody Agreement and to sell, assign, transfer and deliver the Offered Securities to be sold by such Selling Shareholder hereunder.

(c)   Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement, the Deposit Agreement and the Custody Agreement, the sale and deposit of the Ordinary Shares by such Selling Shareholder with the Depositary against issuance of the ADSs to be delivered by such Selling Shareholder at each Closing Date and the sale of the Offered Securities to be sold by such Selling Shareholder hereunder will not (A) result in a breach or violation of any of the terms and provisions of, or (B) constitute a default or any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by such Selling Shareholder under, or (C) result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, (i) the charter, by-laws, or partnership agreement of such Selling Shareholder, as the case may be, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties, or (iii) any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject.

(d)   Absence of Existing Defaults and Conflicts.  Such Selling Shareholder is not in violation of its charter, by-laws or partnership agreement, as the case may be, or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of such Selling Shareholder’s properties is subject, except such defaults that would not reasonably be expected, individually or in the aggregate, to result in a material adverse effect on such Selling Shareholder’s ability to consummate this Agreement, the Deposit Agreement or the Custody Agreement.

(e)   FINRA Affiliation.  There are no affiliations or associations between (i) any member of FINRA and (ii) such Selling Shareholder or any of such Selling Shareholder’s officers, directors or shareholders, if such Selling Shareholder is an entity, or partners of such Selling Shareholder, if such Selling Shareholder is a limited partnership.

(f)    Good and Valid Title.  Such Selling Shareholder has, and immediately prior to each Closing Date such Selling Shareholder will have, good and valid title to the Ordinary Shares to be represented by the ADSs to be sold by such Selling Shareholder hereunder at such Closing Date, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of the ADSs representing such Offered Securities and payment therefor pursuant hereto, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

(g)   Absence of Manipulation.  Neither such Selling Shareholder, nor any of its controlled affiliates or any person acting on its or their behalf has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(h)   No Material Non-Public Information. The sale of the Offered Securities by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company, any Group Entity, Scepter or any E-House Capital Group Entity that is not set forth in the General Disclosure Package or the Final Prospectus.

(i)    No Sales.  Such Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any Offered Securities or Ordinary Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Securities, in each case other than the then most recent Statutory Prospectus.

(j)    Accurate Disclosure.  (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the Additional Registration Statement (if any), the ADS Registration Statement and any amendments and supplement thereto did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) as of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Limited Use Issuer Free Writing Prospectus nor (C) any individual Written Testing-the-Waters Communications, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this section are limited to statements or omissions of material facts made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company or the Underwriters in writing by the Selling Shareholder expressly for use in the aforementioned documents or any amendments or supplements thereto.

(k)   No Transfer Taxes.  No stamp or other issuance, transfer or withholding taxes, duties or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands or the PRC in connection with (i) the sale and delivery of the Ordinary Shares represented by the Offered Securities by such Selling Shareholder, the issuance of such Offered Securities by the Depositary, and the delivery of such Offered Securities to or for the account of the Underwriters, (ii) the purchase from such Selling Shareholder and the initial sale and delivery by the Underwriters of the Offered Securities to purchasers thereof, or (iii) the deposit by such Selling Shareholder of the Ordinary Shares with the Depositary and the Depositary’s custodian and the issuance and delivery of the Offered Securities (except that Cayman Islands stamp duty may be payable if the original of this Agreement or the Deposit Agreement is brought to or executed in the Cayman Islands).

(l)    Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(m)  Authorization of Custody Agreement.  The Custody Agreement has been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

(n)   No Finder’s Fees.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering. To the knowledge of such Selling Shareholder after due inquiry, there are no arrangements, agreements, understandings, payments or issuance with respect to such Selling Shareholder, its affiliates or any of their officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(o)   No Marketing Activities. Such Selling Shareholder has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities by such Selling Shareholder.

(p)   Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, such Selling Shareholder does not have any Registration Rights or other similar rights to have any equity or debt securities registered for sale by the Company.

(q)   Pre-emptive Rights.  Such Selling Shareholder does not have any pre-emptive right, co-sale right or right of first refusal or other similar rights to purchase any of the Offered Securities that are to be sold by the Company to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, except as disclosed in the General Disclosure Package and the Final Prospectus.

(r)    No Immunity.  Neither such Selling Shareholder nor any of its properties, assets or revenues is entitled to any right of immunity, under the laws that it is subject to, on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process of proceeding for the giving of any relief or for the enforcement of any judgment; and, to the extent that the Selling Shareholders or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Selling Shareholders waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 of this Agreement and Section [•] of the Deposit Agreement.

(s)    Business Practices. None of such Selling Shareholder or, to the knowledge of such Selling Shareholder after due inquiry, its affiliates, or the respective officers, directors, agents, or employees of such Selling Shareholder, while acting in the service of such Selling Shareholder has violated, nor shall such Selling Shareholder’s participation in this offering violate, any of the Business Practice Regulations.

(t)    Representation of Officers and/or Directors.  Any certificate signed by any officer or director of such Selling Shareholder, as the case may be, and delivered to the Representative as required or contemplated by this Agreement or the Custody Agreement shall constitute a representation and warranty hereunder by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

4.   Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements subject to the terms and conditions set forth herein, the Company and each Selling Shareholder agree to issue and/or sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders at a purchase price of $[•] per ADS (representing the initial public offering price less the underwriting discount, the “Purchase Price”), the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedule A-1 hereto, plus any additional number of Firm Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 (Default of Underwriters) hereof (rounded up or down at the discretion of the Representative to avoid fractions).

The Company and the Selling Shareholders will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters through the facilities of the Depository Trust Company (the “DTC”) in a form reasonably acceptable to the Representative against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company, at the office of O’Melveny & Myers LLP, No. 2 Jianguomenwai Avenue, Yintai Centre Office Tower 38th Floor, Chaoyang District, Beijing 100022, People’s Republic of China, at [•] A.M., New York time, on [•], 2015, or at such other time not later than seven (7) full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities will be in book entry form, in such denominations and registered in such names as the Representative requests, and will be delivered through the facilities of the DTC.

In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the Purchase Price. The Company agrees to issue and sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be issued, sold or delivered unless the Firm Securities previously have been, or simultaneously are, issued, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five (5) full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office at a reasonable time in advance of such Optional Closing Date.

5.   Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus. It is further understood that the Offered Securities are to be offered to the public initially at a public price of $[•] per ADS.

6.   Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a)   Additional Filings.  Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representative, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representative, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representative of such timely filing.  If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representative.

(b)   Filing of Amendments; Response to Commission Requests.  The Company will promptly advise the Representative of any proposal to amend or supplement at any time the Initial Registration Statement, the ADS Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representative’s prior written consent (which consent shall not be unreasonably withheld or delayed); and the Company will also advise the Representative promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)   Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 9 (Conditions of the Obligations of the Underwriters) hereof.

(d)   Rule 158.  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means April 30, 2017.

(e)   Furnishing of Prospectuses.  The Company will furnish to the Representative copies of each Registration Statement (three of which will be signed and will include all exhibits and the remainder of which may be provided without exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative requests. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the second business day following the execution and delivery of this Agreement.  All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)    Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution.

(g)   Reporting Requirements.  During the period of five years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(h)   Payment of Expenses.  [The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Shareholders, as the case may be, under this Agreement, including but not limited to the following: (i)  the fees, disbursements and expenses of the Company’s counsels, accountants and other advisors [and one counsel for the Selling Shareholders] in connection with the registration of the Offered Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the

Registration Statements, the Exchange Act Registration Statement, any Statutory Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus and the Final Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky memorandum, the Deposit Agreement, any dealer agreements, any powers of attorney, any closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Offered Securities; (iii) all expenses in connection with the qualification of the Offered Securities for offering and sale under the laws of the jurisdictions as provided in Section 6 (Certain Agreements of the Company) hereof, including, if any, the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Offered Securities; (v) the cost of preparing stock certificates and ADRs; (vi) all fees and expenses in connection with listing the ADSs on the New York Stock Exchange; (vii) the cost and charges of any transfer agent or registrar; (viii) all roadshow and test-the-water costs and expenses incurred by the Company, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show and test-the-water slides and graphics, fees and expenses of any consultants engaged in connection with the road show and test-the-water presentations with the prior approval of the Company, any travel, lodging and meals expenses, and the cost of any aircraft chartered in connection with the road show (excluding, for the avoidance of doubt, all travel, lodging and meal expenses incurred by the Underwriters in connection with the roadshow or test-the-water meetings), (ix) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (x) the costs and expenses of qualifying the ADSs for inclusion in the book-entry settlement system of the DTC, (xi) all expenses and taxes arising as a result of the deposit by the Company of the Offered Securities with the Depositary and the issuance and delivery of the ADRs evidencing ADSs in exchange therefor by the Depositary to the Company and of the sale and delivery of the Offered Securities by the Company to or for the account of the Underwriters and to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case any Cayman Islands income, capital gains, withholding, transfer or other tax asserted against an Underwriter by reason of the purchase and sale of an Offered Security pursuant to this Agreement, (xii) the fees and expenses of the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs (other than the Underwriters in connection with the initial purchase of ADSs), (xiii) the fees and expenses of the authorized agents, (xiv) the cost of preparing the ADRs; and (xv) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section. [As between the Company and the Underwriters, the Company hereby agrees with the Underwriters that it will pay any such amount not so paid by any Selling Shareholder. As between the Company and the Selling Shareholders, all costs and expenses should be born and paid according to agreements entered into between the Company and Selling Shareholders.]

(i)    Use of Proceeds.  The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus, and in compliance with any applicable laws, rules and regulations of any court or governmental agency or body having jurisdiction over the Company, the Group Entities, Scepter or the E-House Capital Group Entities. The Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j)    Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)   Taxes.  The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance or transfer taxes and any transaction levies, commissions or brokerage charges, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement and the Deposit Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(l)      (A) Restriction on Sale of Securities by Company.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Ordinary Shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of its Ordinary Shares or ADSs (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative. The foregoing restrictions shall not apply to (i) the issuance of Ordinary Shares represented by the Offered Securities and the sale of the Offered Securities hereunder, (ii) the grants of equity-based awards pursuant to the terms of the Company’s existing share incentive plan and the issuance of Ordinary Shares upon exercise of options or vesting of restricted shares that have been previously granted and are outstanding on the date hereof, or (iii) the filing of a registration statement on Form S-8 in connection with the registration of Ordinary Shares issuable under the Company’s existing share incentive plan. The Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representative consents to in writing.

(B) Agreement to Announce Lock-Up Waiver. If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 9(r) (Lock-Up Agreements) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(m)  Transfer Restrictions.  The Company will at all times maintain transfer restrictions (including the inclusion of legends in share certificates, as may be required) with respect to the Company’s Ordinary Shares which are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements and shall ensure compliance with such restrictions on transfer of restricted Ordinary Shares. In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted.

(n)   Listing of Securities. The Company will use its best efforts to have the Offered Securities accepted for listing on the New York Stock Exchange and maintain the listing of the Offered Securities on the New York Stock Exchange.

(o)   Filing of Reports. The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act in connection with the offer or sale of the Offered Securities, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Rules and Regulations within the time periods required thereby.

(p)         License of Trademarks. Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the sole purpose of facilitating the offering of the Offered Securities.

(q)         Judgment and Approval. The Company agrees that (i) it will not attempt to avoid any judgment applied or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Offered Securities, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends, if any, and all other relevant purposes.

(r)            Deposit of Ordinary Shares. The Company will, prior to the First Closing Date or the Optional Closing Date, as the case may be, deposit the Ordinary Shares underlying the Offered Securities to the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that ADSs will be issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at the First Closing Date or the Optional Closing Date, as the case may be.

(s)           Compliance with SAFE Rules and Regulations. The Company will use its reasonable best efforts to comply in all material respects with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), and will use its reasonable best efforts to cause its option holders and shareholders named in the Company’s share register (including directors and officers having direct or indirect ownership interest in the Company) that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply in all material respects with the SAFE Rules and Regulations applicable to them in connection with their interests in the Company, including, without limitation, requesting each shareholder named in the Company’s share register, option holder, director and officer having direct or indirect ownership interest in the Company, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(t)            Compliance with Sarbanes-Oxley. The Company will use its best efforts to comply with Sarbanes-Oxley, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with Sarbanes-Oxley.

(u)         [Payment of Expenses Related to Directed Share Program and Compliance with Foreign Laws.  The Company will pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program. The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.]

(v)         Press Releases.  The Company agrees not to, prior to each Closing Date, to issue any press release or other communication directly or indirectly and hold any press conferences with respect to the Company, any of the Group Entities, Scepter or any of the E-House Capital Group Entities, the financial condition, results of operations, business, properties, assets, or liabilities of the Company, any of the Group

Entities, Scepter or any of the E-House Capital Group Entities, or the offering of the ADSs, without prior written consent of the Representative.

(w)       D&O Insurance. The Company maintains or, prior to the First Closing Date, the Company will purchase insurance covering its directors, officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Act, the Exchange Act and the Rules and Regulations.

(x)         Compliance with Foreign Laws.  The Company shall arrange for the qualification of the Offered Securities for sale under the foreign or state securities or Blue Sky laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution.

(y)         Lock-Up Arrangements. The Company agrees to cause each option holder of the Company who has not entered into a Lock-Up Agreement contemplated in Section 9(r) (Lock-Up Agreements) to be subject to and comply with all of the restrictions set forth in such Lock-Up Agreement, including having a legend with respect to such restrictions on the certificates evidencing the Company’s Ordinary Shares to be issued to any such option holder upon exercise of the options during the Lock-Up Period and to enter into the Depositary Letter (as defined in Section 9(t) (Delivery of Instruction Letter to Depositary) below) with the Depositary, and not to consent to the deposit of any Ordinary Shares with, or the issuance of ADSs by, the Depositary, during the Lock-Up Period other than in connection with the offering of the Offered Securities, or otherwise amend, terminate or fail to enforce, the Depositary Letter during the Lock-Up Period.

(z)          Emerging Growth Company. The Company will promptly notify the Underwriters if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Securities within the meaning of the Act and (b) completion of the Lock-Up Period.

7.        Certain Agreements of the Selling Shareholders.  Each Selling Shareholder hereby agrees:

(a)         No Sale.  Not, at any time at or after the execution of this Agreement, to offer or sell any Offered Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in the connection with the offer or sale of the Offered Securities, in each case other than the Final Prospectus.

(b)         Absence of Manipulation. Such Selling Shareholder will not take, directly or indirectly, and will not cause its affiliates to take, any action that is designed to or that constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(c)          Tax.  Such Selling Shareholder shall pay or cause to be paid all taxes, if any, on the transfer and sale of the Offered Securities sold by such Selling Shareholder.

(d)         Indemnification of Fees.  Such Selling Shareholder shall indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offered Securities to be sold by such Selling Shareholder and the execution and delivery of this Agreement; for the avoidance of doubt, this indemnity does not extend to any income tax assessed on the net income of any Underwriter. All payments to be made by each Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, a Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(e)          Compliance with PRC Laws and Regulations.  Such Selling Shareholder and/or its direct or indirect owners or controlling persons that are PRC residents or PRC citizens will use its best efforts to comply in all material respects with any applicable SAFE Rules and Regulations applicable to them in connection with their interests in the Company, including, without limitation, to complete any registration and other procedures required under applicable SAFE Rules and Regulations, and irrevocably authorizing the controlling person in writing, in accordance with applicable SAFE Rules and Regulations, to handle any registrations and other procedures required under applicable SAFE Rules and Regulations on their behalf.

(f)           Use of Proceeds.  Not to use any of the proceeds received by such Selling Shareholder from the sale of the Offered Securities pursuant to this Agreement in violation of any of the Business Practice Regulations, or in any manner that is not in compliance with applicable laws, rules and regulations of any court or governmental agency or body having jurisdiction over such Selling Shareholder.

(g)          Tax Form.  In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to the Representative prior to, or at the First Closing Date, a properly completed and executed United States Treasury Department Form W-9 or W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(h)         Prompt Notice.  Such Selling Shareholder shall promptly advise the Representative of any proposal by such Selling Shareholder to amend or supplement at any time of the Registration Statements, the General Disclosure Package and the Final Prospectus, on matters relating to such Selling Shareholder or on any new material information relating to the Company or relating to any matter stated in the Registration Statements, the General Disclosure Package and the Final Prospectus which comes to the attention of such Selling Shareholder, and such Selling Shareholder will not effect such amendment or supplementation without the Representative’s prior written consent (which consent shall not be unreasonably withheld or delayed).

(i)             Custody Agreement and Lock-Up Agreement.  Prior to or concurrently with the execution and delivery of this Agreement, such Selling Shareholder shall execute and deliver to the Representative a Custody Agreement and a Lock-Up Agreement.

8.        Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”, as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

9.        Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and each Selling Shareholder herein (as though made on such Closing Date), to the accuracy of the statements of Company officers and each Selling Shareholder made pursuant to the provisions hereof, to the performance by the Company and each Selling Shareholder of its obligations hereunder and to the following additional conditions precedent:

(a)         Accountants’ Comfort Letter.  The Representative shall have received letters, dated, respectively, the date hereof and each Closing Date, of Deloitte Touche Tohmatsu CPA Ltd. confirming that they are independent registered public accounting firm within the meaning and the Securities Laws and in a form satisfactory to the Representative (except that, in any letter dated a Closing Date, the specified date referred to in such letters hereto shall be a date no more than three days prior to such Closing Date).

(b)         Effectiveness of Registration Statement.  The Initial Registration Statement, the Additional Registration Statement (if any) and the ADS Registration Statement shall have become effective. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representative.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 6(a) (Additional Filings) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(c)           No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Group Entities taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any change in either U.S., Cayman Islands, PRC, Hong Kong or international financial, political or economic conditions, currency exchange rates or exchange controls or laws or regulations, the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market, or any setting of minimum or maximum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal, New York, Cayman Islands, PRC or Hong Kong authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States, the Cayman Islands, the PRC, Hong Kong or any other country where such securities are listed or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, the Cayman Islands, the PRC or Hong Kong, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)          Opinion of U.S. Counsel for the Company.  The Representative shall have received an opinion, dated such Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, addressed to the Underwriters, substantially to the effect set forth in Exhibit C hereto.

(e)           Opinion of Cayman Islands for the Company. The Representative shall have received an opinion, dated such Closing Date, of Maples and Calder, Cayman Islands counsel for the Company, addressed to the Underwriters, substantially to the effect set forth in Exhibit D hereto.

(f)            Opinion of Hong Kong Counsel for the Company.  The Representative shall have received an opinion, dated such Closing Date, of Li & Partners, counsel for the Company, addressed to the Underwriters, substantially to the effect set forth in Exhibit E hereto.

(g)           Opinion of PRC Counsel for the Company. The Representative shall have received an opinion, dated such Closing Date, of Allbright Law Offices, PRC counsel for the Company, addressed to the Company, substantially to the effect set forth in Exhibit F hereto.

(h)          Opinion of Depositary’s Counsel. The Representative shall have received an opinion, dated such Closing Date, of Ziegler, Ziegler & Associates LLP, counsel for the Depositary, addressed to the Underwriters, substantially to the effect set forth in Exhibit G hereto.

(i)              Opinion of U.S. Counsel for the Underwriters.  The Representative shall have received from O’Melveny & Myers LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(j)             Opinion of PRC Counsel for the Underwriters. The Representative shall have received from Fangda Partners, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(k)          Opinion of U.S. Counsel for each Selling Shareholder.  The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Selling Shareholders, such opinion or opinions, dated such Closing Date, addressed to the Underwriters, substantially to the effect set forth in Exhibit H-1 hereto.

(l)              Opinion of British Virgin Islands Counsel for each Selling Shareholder.  The Representative shall have received from Maples and Calder, British Virgin Islands counsel for the Selling Shareholders, such opinion or opinions, dated such Closing Date, addressed to the Underwriters, substantially to the effect set forth in Exhibit H-2 hereto.

(m)      No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of such Closing Date, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of such Closing Date, prevent the issuance or sale of the Offered Securities.

(n)          Officer’s Certificate.  The Representative shall have received a certificate, dated such Closing Date, of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company in which such officers shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct; (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge after reasonable investigation, are contemplated by the Commission; (iv) the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, (v) subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Group Entities taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(o)          Officers’ Certificate Regarding Certain Information.  At the date hereof and at each Closing Date, as the case may be, the Chief Financial Officer of the Company shall have furnished to the Representative an officers’ certificate with respect to certain financial and operational information contained in such Registration Statement, dated the date of delivery thereof, in form and substance satisfactory to the Representatives and substantially to the effect set forth in Exhibit I attached hereto.

(p)          Selling Shareholder’s Certificate.  The Representative shall have received a certificate, dated such Closing Date, of each Selling Shareholder or an executive officer of such Selling Shareholder, in which such officer shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct as of such Closing Date; and such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(q)          Instrument of Transfer and Custody Agreement.  Each Selling Shareholder shall have furnished (i) to the Company an executed instrument of transfer in the form set forth in Annex B attached hereto with regard to the Offered Securities to be delivered and (ii) to the Representative a duly executed Custody Agreement, in form and substance satisfactory to the Representative.

(r)             Lock-Up Agreements. On or prior to the date hereof, the Representative shall have received the Lock-Up Agreements from the persons set forth on Schedule C hereto and each Lock-Up Agreement shall remain in full force and effect.

(s)            Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representative of one of its authorized officers with respect to the deposit with it of the Ordinary Shares represented by the Offered Securities against issuance of the Offered Securities, the execution, issuance, countersignature and delivery of the Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(t)             Delivery of Instruction Letter to Depositary.  The Company shall have entered into a side letter agreement with the Depositary, substantially in the form and substance set forth in Annex A hereto (the “Depositary Letter”), instructing the Depositary not to accept any deposit of any Ordinary Shares in the Company’s ADR facility or issue any new ADSs to any person without the written consent of the Company

(u)          Exchange Listing.  The Offered Securities shall have been approved to be listed on the New York Stock Exchange.

(v)          Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.

(w)        Payment of Commission Fees. The Company shall have paid the required Commission filing fees relating to the Offered Securities in such amount and within the time frame provided in the Act and the Rule 456(b)(1) thereunder.

(x)          No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transaction contemplated hereby.

(y)          DTC Eligibility. On or prior to the First Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of DTC.

(z)           No Unapproved Supplemental Disclosure. No Issuer Free Writing Prospectus, prospectus or amendment or supplement to the Registration Statements or the Final Prospectus shall have been filed without the written consent of the Representative.

The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative may reasonably request.  The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

10. Indemnification and Contribution.

(a)          Indemnification of Underwriters by the Company.  The Company and the Founding Shareholders, severally and jointly will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever, whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.  Each Founding Shareholder’s aggregate liability pursuant to this subsection shall not exceed the net proceeds received by such Founding Shareholder in this offering after deducting underwriting discounts and offering expenses, if any, payable by such Founding Shareholder.

The Company and the Founding Shareholders, severally and jointly will indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b)          Indemnification of Underwriters by Selling Shareholders.  Each Selling Shareholder,

severally and not jointly, will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever, whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that a Selling Shareholder will only be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with information furnished to the Company or the Underwriters by such Selling Shareholder in writing expressly for use in such documents; provided further, that each Selling Shareholder’s obligations under this subsection shall be limited to an amount equal to the aggregate net proceeds received by such Selling Shareholder in this offering after deducting underwriting discounts and offering expenses, if any, payable by such Selling Shareholder.

(c)           Indemnification of the Company and Selling Shareholders.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Selling Shareholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communications, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: (A) the addresses of the Underwriters appearing in the second and third sentences in the twentieth paragraph under the caption “Underwriting”, (B) the concession figure appearing in the fifth paragraph under the caption “Underwriting” and (C) the information concerning stabilization, short positions and penalty bids by the Underwriters contained in the fifteenth paragraph under the caption “Underwriting”.

(d)          Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and

provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. [Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 10(a) (Indemnification of Underwriters by the Company) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act.] No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)           Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10(e)

(Contribution) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10(e) (Contribution).  Each Selling Shareholder’s obligations in this subsection (e) to contribute are several and are not joint with the other Selling Shareholders or the Company, and each Selling Shareholder shall not be required to contribute any amount in excess of the net proceeds received by such Selling Shareholder in this offering after deducting underwriting discounts and offering expenses, if any, payable by such Selling Shareholder.

11.           Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company and Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except as provided in Section 12 (Survival of Certain Representations and Obligations) (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

12.           Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any party hereto or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 11 (Default of Underwriters) hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 10 (Indemnification and Contribution) hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 (Representations and Warranties of the Company) and Section 3 (Representations and Warranties of the Selling Shareholders) and all obligations under Sections 6 (Certain Agreements of the Company) and 7 (Certain Agreements of the Selling Shareholders) shall also remain in effect.

13.           Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD; if sent to the Company and/or the Selling Shareholders will be mailed, delivered or telegraphed and confirmed to it at Jupai Holdings Limited, 10th Floor Jin Sui Building, 379 South Pudong Road, Pudong New District, Shanghai 200120, People’s Republic of China, Attention: Legal and Compliance Department; provided, however, that any notice to an Underwriter pursuant to Section 10 (Indemnification and Contribution) will be mailed, delivered or telegraphed and confirmed to such Underwriter.

14.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10 (Indemnification and Contribution), and no other person will have any right or obligation hereunder.

15.           Representation.  The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

16.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17.           Absence of Fiduciary Relationship.  The Company and each Selling Shareholder acknowledge and agree that:

(a)   No Other Relationship.  The Underwriters have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or any Selling Shareholder, on the one hand, and the Underwriters, on the other,  has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriters have advised or is advising the Company or any Selling Shareholder on other matters;

(b)   Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Shareholders following discussions and arms-length negotiations with the Underwriters, and the Company and each Selling Shareholder is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)    Absence of Obligation to Disclose.  The Company and each Selling Shareholder have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and each Selling Shareholder and that the Underwriters have no obligation to disclose such interests and transactions to the Company or any Selling Shareholder by virtue of any fiduciary, advisory or agency relationship; and

(d)   Waiver.  The Company and each Selling Shareholder waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or any Selling Shareholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any Selling Shareholder, including their respective stockholders, employees or creditors.

18.           Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and each Selling Shareholder hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each Selling Shareholder irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and each Selling Shareholder irrevocably appoint Law Debenture Corporate Services Inc., 400 Madison Avenue, 4th Floor, New York, NY 10017, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or any Selling Shareholder by the person serving the same to the address provided in Section 13 (Notices) shall be deemed in every respect effective service of process upon the Company or such Selling Shareholder in any such suit or proceeding.  The Company and each Selling Shareholder further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company and the Selling Shareholders pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Shareholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the respective Selling Shareholder, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the several Underwriters in accordance with its terms.

Very truly yours,

JUPAI HOLDINGS LIMITED

By
[Insert title]

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the several Underwriters in accordance with its terms.

Very truly yours,

JUPAI HOLDING INC

By:
[Insert title]

CENTURY CREST GLOBAL LIMITED

By:
[Insert title]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of itself and as the Representative of the several Underwriters.

By CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

SCHEDULE A-1

Underwriter	Number of Firm Securities to Be Purchased	Number of Optional Securities to Be Purchased
Credit Suisse Securities (USA) LLC
China Renaissance Securities (Hong Kong) Limited

Total

SCHEDULE A-2

	Number of Firm Securities to Be Sold	Number of Optional Securities to Be Sold
Jupai Holdings Limited
Juda Holding Inc.
Century Crest Global Limited
Total

SCHEDULE B

1.              General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

[1.  Final term sheet, dated            [, a copy of which is attached hereto].]

2.  [list other documents]

2.              Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

[1.  The initial price to the public of the Offered Securities.

2.    The number of Offered Securities.

3.  [list other information]]

SCHEDULE C

OFFICERS, DIRECTORS, PERSONS AND ENTITIES ENTERING LOCK-UP AGREEMENTS

SCHEDULE D

TRANSACTION AGREEMENTS

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

[•], 2015

CREDIT SUISSE SECURITIES (USA) LLC

Eleven Madison Avenue,

New York, N.Y. 10010-3629

U.S.A.

As Representative of the Several Underwriters named in

Schedule A-1 to the Underwriting Agreement

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”) pursuant to which an offering will be made that is intended to result in the establishment of a public market for American depository shares (“ADSs”) representing ordinary shares (“Ordinary Shares”) of Jupai Holdings Limited and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representative on behalf of the Underwriters, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any ADSs or Ordinary Shares or securities convertible into or exchangeable or exercisable for any ADSs or Ordinary Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any ADSs or Ordinary Shares, whether any such aforementioned transaction is to be settled by delivery of any ADSs or Ordinary Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representative. In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for any ADSs or Ordinary Shares.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the ADSs (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Any Ordinary Shares or ADSs received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. This Lock-Up Agreement shall not apply to: (i) any Ordinary Shares or ADSs acquired by the undersigned in the open market after the Public Offering Date, (ii) the exercise of any of the undersigned’s rights to acquire any ADSs or Ordinary Shares of the Company pursuant to any share option or similar equity incentive or compensation plan of the Company (collectively, the “Equity Incentive Grants”), provided that in each case, such plan is in effect as of the date of and disclosed in the prospectus for the public offering (it being understood that any subsequent sale, transfer or disposition of any securities of the Company issued upon exercise of such Equity Incentive Grants shall be subject to the restrictions set forth in this Agreement), (iii) or transfers of Ordinary Shares or ADSs to immediate family members, trusts or an entity beneficially owned and controlled by the undersigned, and for the undersigned, a transfer of Ordinary Shares or ADSs to a partner, member or an “affiliate” of the undersigned, as such term is defined in Rule 12b-2 of the Exchange Act, as amended, by gift, will or intestacy, or as part of a distribution without consideration by the undersigned to its equity holders, provided that the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, any such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer, or (iv) Ordinary Shares and ADSs sold or tendered to the Company by the Undersigned or withheld by the Company for tax withholding purposes in connection with the vesting of equity awards that are subject to a taxable event upon vesting.

In furtherance of the foregoing, the Company and its transfer agent and registrar for the Ordinary Shares and ADSs are hereby authorized to decline to make any transfer of Ordinary Shares or ADSs if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, for purposes of clarity, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Ordinary Shares or ADSs the undersigned may purchase in the above-referenced offering.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Representative will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before September 30, 2015.  This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

EXHIBIT B

FORM OF PRESS RELEASE

EXHIBIT C

OPINION OF U.S. COUNSEL FOR THE COMPANY

EXHIBIT D

OPINION OF CAYMAN ISLANDS COUNSEL FOR THE COMPANY

EXHIBIT E

OPINION OF HONG KONG COUNSEL FOR THE COMPANY

EXHIBIT F

OPINION OF PRC COUNSEL FOR THE COMPANY

EXHIBIT G

OPINION OF DEPOSITARY’S COUNSEL

EXHIBIT H-1

OPINION OF SELLING SHAREHOLDER’S U.S. COUNSEL

EXHIBIT H-2

OPINION OF SELLING SHAREHOLDER’S BRITISH VIRGIN ISLANDS COUNSEL

EXHIBIT I

OFFICERS’ CERTIFICATE REGARDING CERTAIN INFORMATION

APPENDIX A

LIST OF GROUP ENTITIES AND OWNERSHIP STRUCTURE

APPENDIX A-2

LIST OF OTHER ENTITIES AND OWNERSHIP STRUCTURE

APPENDIX B

TRANSACTION AGREEMENTS

APPENDIX C

VIE AGREEMENTS

ANNEX A

FORM OF DEPOSITARY LETTER

EXHIBIT A

FORM OF CONSENT

ANNEX B

FORM OF INSTRUMENT OF TRANSFER